Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Prudential Investment Portfolios, Inc. of our report dated November 16, 2021, relating to the financial statements and financial highlights, which appears in PGIM Balanced Fund's Annual Report on Form N- CSR for the year ended September 30, 2021. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

New York, New York

November 23, 2021

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Prudential Investment Portfolios, Inc. of our report dated November 16, 2021, relating to the financial statements and financial highlights, which appears in PGIM Jennison Focused Value Fund's Annual Report on Form N-CSR for the year ended September 30, 2021. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

New York, New York

November 23, 2021

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Prudential Investment Portfolios, Inc. of our report dated November 16, 2021, relating to the financial statements and financial highlights, which appears in PGIM Jennison Growth Fund's Annual Report on Form N-CSR for the year ended September 30, 2021. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

New York, New York

November 23, 2021